EXHIBIT 12-1

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   SEC METHOD
                                     ($000)

                                        9 MONTHS
                                         ENDED
                                        09/30/97

NET INCOME                             $393,884

ADD BACK:

- INCOME TAXES:
     OPERATING INCOME                   296,019
     NON-OPERATING INCOME                23,274
                                       --------
  NET TAXES                             319,293

- FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT        269,885
     ANNUAL RENTALS                       6,439
                                       --------
     TOTAL FIXED CHARGES                276,324

ADJUSTED EARNINGS INCLUDING AFUDC      $989,501
                                       ========
RATIO OF EARNINGS TO FIXED CHARGES         3.58
                                       ========